Exhibit 10.4

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTES (the “First Amendment”) is executed and effective as of February 15, 2019 (the “Effective Date”) by and between PEDEVCO CORP., a Texas corporation (“Company”), and SK Energy, LLC, a Delaware limited liability company (“Holder”). Capitalized terms used below and otherwise not defined herein shall have the meanings given to them in the Notes (as defined below).

W I T N E S S E T H

WHEREAS, on August 1, 2018, the Company issued a convertible promissory note number CN-1 with a principal amount of $22,000,000 to the Holder1 (the “August 2018 Note”);

WHEREAS, on October 25, 2018, the Company issued a convertible promissory note number CN-7 with a principal amount of $7,000,000 to the Holder2 (the “October 2018 Note”);

WHEREAS, on January 11, 2019, the Company issued a convertible promissory note number CN-8 with a principal amount of $15,000,000 to the Holder3 (the “January 2019 Note,” and together with the August 2018 Note and the October 2018 Note, the “Notes”);

WHEREAS, each of the Notes include a beneficial ownership “blocker” provision in Section 3(e) thereof that prohibits the Holder from converting any of the Notes to the extent that the shares issuable to the Holder upon such conversion, when added to all Company Common Stock held by the Holder, would make the Holder’s beneficial ownership exceed 49.9% of (i) the number of shares of Common Stock of the Company or (ii) the voting rights of the security holders of the Company, outstanding immediately after giving effect to the issuance of the shares upon conversion of such Notes by the Holder (the “Blocker Provision”);

WHEREAS, the Company and the Holder desire to amend the Notes to remove the Blocker Provision in each Note to permit the Holder to convert each Note in accordance with its terms without any limitations with respect to beneficial ownership by the Holder;

WHEREAS, the August 2018 Note may be amended and any term thereof waived, with such amendment applicable to all of the Note Holders’ Notes (without any required action by any of the non-consenting Note Holders) upon the approval of the Company and the written consent of Note Holders holding at least a majority in interest of the then aggregate dollar value of the Note Holders’ Notes outstanding at such time of determination;

WHEREAS, the Holder holds a majority in interest of the aggregate dollar value of the Note Holders’ Notes outstanding as of the Effective Date; and

WHEREAS, the October 2018 Note and January 2019 Note may be amended and any term thereof waived upon the approval of the Holder and the Company.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment of Notes to Revise Section 3(e). Each of the Notes (and each of the other Note Holders’ Notes) are hereby amended to replace Section 3(e) thereto with the following new Section 3(e):

“3(e)           Reserved.”

2. Limited Effect. Except as amended hereby, each of the Notes and all of the other Note Holders’ Notes shall remain in full force and effect, and the valid and binding obligation of the parties thereto. Upon the effectiveness of this First Amendment, each reference in the Notes and other Note Holders’ Notes to “Note,” “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Note and other Note Holders’ Notes as amended and modified by the First Amendment and hereby. Effective upon the Effective Date, each of the Notes and each of the other Note Holders’ Notes shall automatically represent and evidence each Note and each other Note Holders’ Notes, respectively as amended to date, and it shall not be necessary for the Company to provide the Holder or any other Note Holders a replacement or amended Note or other Note Holders’ Note evidencing the provisions hereof.

3. Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this First Amendment and the transactions contemplated herein.

4. Written Consent. For the sake of clarity, the Company and the Holder desire for this First Amendment to be treated as a ‘written consent’ of the Required Note Holders for all purposes under the August 2018 Note and the other Note Holders’ Notes.

5. Effective Time. This First Amendment shall be deemed effective from and after due execution and delivery by each party hereto, as of the Effective Date.

6. Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this First Amendment and the transactions contemplated herein.

7. Counterparts. This First Amendment may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this First Amendment or any counterpart hereof to produce or account for any of the other counterparts. A copy of this First Amendment signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this First Amendment shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

1 https://www.sec.gov/Archives/edgar/data/1141197/000165495418008318/ped_ex10-1.htm
2 https://www.sec.gov/Archives/edgar/data/1141197/000165495418011628/ped_ex101.htm
3 https://www.sec.gov/Archives/edgar/data/1141197/000165495419000412/ped_101.htm
First Amendment to Convertible Promissory Notes

IN WITNESS WHEREOF, the parties hereto, have caused this First Amendment to Convertible Promissory Notes to be duly executed and delivered as of the date first written above to be effective as of the Effective Date.

PEDEVCO CORP.

/s/ Clark R. Moore
Clark R. Moore
Executive Vice President and General Counsel

HOLDER:

SK ENERGY, LLC

By: /s/ Simon G. Kukes

Name: Simon G. Kukes

Title: CEO and Owner

First Amendment to Convertible Promissory Notes